Exhibit 99.1
News Corp and Google Agree To Global Partnership On News

Long-term Deal Involves Payment For Premium Content For Google News Showcase;
Will Yield Substantial Benefits For Journalism And Society

New York, NY (February 17, 2021) – News Corp announced today that it has agreed to an historic multi-year partnership with Google to provide trusted journalism from its news sites around the world in return for significant payments by Google.

Among the News Corp publications joining Google News Showcase will be The Wall Street Journal, Barron’s, MarketWatch, and the New York Post; in the UK: The Times and The Sunday Times, and The Sun; and in Australia a range of news platforms, including The Australian, news.com.au, Sky News, and multiple metropolitan and local titles.

The landmark three-year agreement also includes the development of a subscription platform, the sharing of ad revenue via Google's ad technology services, the cultivation of audio journalism and meaningful investments in innovative video journalism by YouTube.

Robert Thomson, Chief Executive of News Corp, said that the deal would have “a positive impact on journalism around the globe as we have firmly established that there should be a premium for premium journalism.

“I would like to thank Sundar Pichai and his team at Google who have shown a thoughtful commitment to journalism that will resonate in every country. This has been a passionate cause for our company for well over a decade and I am gratified that the terms of trade are changing, not just for News Corp, but for every publisher.

“The deal simply would not have been possible without the fervent, unstinting support of Rupert and Lachlan Murdoch, and the News Corp Board. For many years, we were accused of tilting at tech windmills, but what was a solitary campaign, a quixotic quest, has become a movement, and both journalism and society will be enhanced.

“Particular thanks are certainly due to the Australian Competition and Consumer Commission’s Rod Sims and his able team, along with the Australian Prime Minister, Scott Morrison, and Treasurer Josh Frydenberg, who have stood firm for their country and for journalism.”

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About News Corp
News Corp (Nasdaq: NWS, NWSA; ASX: NWS, NWSLV) is a global, diversified media and information services company focused on creating and distributing authoritative and engaging content and other products and services. The company comprises businesses across a range of media, including: digital real estate services, subscription video services in Australia, news and information services and book publishing. Headquartered in New York, News Corp operates primarily in the United States, Australia, and the United Kingdom, and its content and other products and services are distributed and consumed worldwide. More information is available at: http://www.newscorp.com.

Contacts
News Corp Investor Relations
Michael Florin

212-416-3363
mflorin@newscorp.com

News Corp Corporate Communications
Jim Kennedy
212-416-4064
jkennedy@newscorp.com

Forward-Looking Statements
This release contains forward-looking statements based on current expectations or beliefs, as well as assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. These statements appear in a number of places in this release and include statements with respect to, among other things, the expected benefits from the partnership. Readers are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Many factors could cause actual results to differ materially from those described in these forward-looking statements. The forward-looking statements in this release speak only as of this date and we undertake no obligation (and expressly disclaim any obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
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